SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2007

GEORESOURCES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-8041	84-0505444

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Cypress Station Drive, Suite 220

Houston, Texas 77090

(Address of principal executive offices) (Zip Code)

(281) 537-9920

Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ___Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ___Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ___Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ___Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 26, 2007, GeoResources, Inc. (the “Registrant”), as borrower, entered into a Credit Agreement (the “Credit Agreement”) with Wachovia Bank, National Association (“Wachovia”), as Administrative Agent and Issuing Bank and Wachovia and U.S. Bank, National Association, as lenders (collectively, the “Lenders”).

This Senior Secured Revolving Credit Facility (the “Credit Facility”) provides financing of up to $100.0 million and includes borrowing capacity available for loans and letters of credit.

The initial borrowing base is $35.0 million and is subject to redetermination on June 1 and December 1 of each year.  The amounts borrowed under the Credit Agreement bear interest at either (a) the London Interbank Offered Rate (“LIBOR”) plus 1.50% to 2.0% or (b) Wachovia’s prime lending rate plus .5% to 1.0%, depending on the amount borrowed under the Credit Facility.  Principal amounts outstanding under the Credit Facility are due and payable in full at maturity, September 26, 2010.

In addition to paying interest on outstanding principal under the Credit Facility, the Registrant is required to pay a commitment fee to the Lenders under the Credit Facility in respect of the unutilized commitments thereunder.  The commitment rate with respect to the Credit Facility is 0.375% per annum.  The Registrant must also pay customary letter of credit fees.

All of the obligations under the Credit Facility, and the guarantees of those obligations, are secured by substantially all of the Registrant’s assets.

The Credit Facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Registrant’s ability to: incur additional indebtedness, create liens on assets, make investments, enter into sale and leaseback transactions, pay dividends and distributions or repurchase its capital stock, engage in mergers or consolidations, sell certain assets, sell or discount any notes receivable or accounts receivable and engage in certain transactions with affiliates.

In addition, the Credit Facility requires the Registrant to maintain the following financial covenants: a current ratio of not less than 1.0 to 1.0, a funded debt to EBITDA ratio of not greater than 4.0 to 1.0 and an interest coverage ratio, which is the ratio of the EBITDA for the four most recently completed quarters ending on such date compared to the cash interest payments made for such fiscal quarters, of not less than 3.0 to 1.0.  The Credit Facility contains customary affirmative covenants and events of default for facilities of this type, including failure to pay principal or interest, breach of covenants, breach of representations and warranties, insolvency, judgment default, a change of control and if Frank A. Lodzinski ceases to serve as President and Chief Executive Officer of the Registrant and Wachovia does not approve of Mr. Lodzinski’s successor.  Upon the occurrence and continuance of an event of default, the Lenders have the right to accelerate repayment of the loans and exercise their remedies with respect to the collateral.

Scott R. Stevens, a director of the Registrant, is a Principal of Wachovia Capital Partners, which is the principal investing arm of Wachovia Corporation and, which owns 1,888,560 shares of the Registrant’s outstanding common stock.  Mr. Stevens disclaims beneficial ownership of any of these shares.  Wachovia Bank, National Association is a subsidiary of Wachovia Corporation.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

A description of the Credit Agreement is contained in, or incorporated by reference to Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial Statements of businesses acquired:

Not applicable.

(b)

Pro Forma financial information:

Not applicable.

(c)

Exhibits:

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORESOURCES, INC.

/s/ Frank A. Lodzinski

By: Frank A. Lodzinski, President

Date: October 2, 2007

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